UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 23, 2024

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612) 355-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 23, 2024, Tactile Systems Technology, Inc. (the “Company,” “we,” “us” or “our”) issued a press release disclosing its preliminary estimated revenue results for the fiscal quarter ended March 31, 2024.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, the Company announced that Daniel L. Reuvers has informed the Company’s Board of Directors of his decision to retire as Chief Executive Officer, effective as of June 30, 2024, and that the Board of Directors has appointed Sheri L. Dodd as the Company’s Chief Executive Officer, effective July 1, 2024 (the “Effective Date”).

Ms. Dodd

Ms. Dodd has been a member of the Company’s Board of Directors since January 1, 2021, and will remain on the Board following the Effective Date, assuming the Company’s stockholders re-elect her as a director at the 2024 Annual Meeting of Stockholders to be held on May 8, 2024. Ms. Dodd is no longer a member of any of the committees of the Board, and William W. Burke has taken her place as a member of the Compliance and Reimbursement Committee.

Ms. Dodd, age 58, most recently served as President of Medtronic Canada at Medtronic, plc. Since joining Medtronic in March 2010, Ms. Dodd served as Vice President and General Manager of Medtronic Care Management Services, Vice President and General Manager of Non-intensive Diabetes Therapies and Vice President for Global health economics, reimbursement & policy and global clinical research across the Medtronic cardiovascular portfolio.  From November 1997 until March 2010, Ms. Dodd held various positions in the pharma and medical devices divisions with Johnson & Johnson, most recently as vice president of health economics and reimbursement for Ethicon, Inc. Ms. Dodd also served as an outcomes researcher with Orthopedic Surgeons, plc from January 1995 until November 1997. From May 1988 until September 1993, Ms. Dodd served as a project coordinator with the World Health Organization.

There are no arrangements or understandings between Ms. Dodd and any other persons pursuant to which she was appointed our Chief Executive Officer. There are no family relationships between Ms. Dodd and any of our directors or executive officers, and Ms. Dodd does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Dodd and the Company entered into an offer letter dated April 23, 2024. In addition, the Compensation and Organization Committee of the Board of Directors approved Ms. Dodd’s initial compensation as Chief Executive Officer as follows:

•	An initial annual base salary of $650,000 per year.

•	Ms. Dodd will be eligible to receive an annual cash bonus under the Company’s management incentive plan in a target amount equal to 90% of her actual base salary earned for 2024.

•	Ms. Dodd will receive equity awards under our 2016 Equity Incentive Plan, to be granted on the second business day following our release of earnings for the second fiscal quarter of 2024:

o	a grant of restricted stock units (“RSUs”) with a value of $875,000, which RSUs will vest in thirds over the first three anniversaries of the date of grant; and

o	a grant of performance stock units (“PSUs”) with a value of $850,000, which PSUs will be earned and vested over three years consistent with the PSUs granted to the Company’s other executive officers in 2024.

•	Ms. Dodd will be entitled to participate in all employee benefit plans and programs to the extent that she meets the eligibility requirements for each individual plan or program.

•	Ms. Dodd will enter into our standard Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (the “Restrictive Covenants Agreement”), and then become a participant in our Executive Employee Severance Plan (the “Executive Severance Plan”) at the Chief Executive Officer level of benefits.

A copy of the offer letter and the form Restrictive Covenants Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated herein by reference. A summary of the Executive Severance Plan is included in our Proxy Statement for our 2024 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 27, 2024 under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Severance Plan.” The Executive Severance Plan was filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed November 5, 2018 and is incorporated herein by reference as Exhibit 10.3.

Mr. Reuvers

In connection with Mr. Reuvers’ planned retirement, the Company and Mr. Reuvers entered into a Transition Letter Agreement, dated as of April 23, 2024 (the “Transition Agreement”). The Transition Agreement provides that Mr. Reuvers will continue to serve as the Company’s Chief Executive Officer through June 30, 2024, with the same compensatory and other terms as are currently in effect. However, as a result of Mr. Reuvers’ voluntary retirement, he will not be eligible to earn or receive any payment under the Company’s annual executive bonus plan or any other form of cash incentive compensation for 2024, and his voluntary retirement will not make him eligible to receive any payments or benefits under the Executive Severance Plan or under any other Company severance plan or program.

The Transition Agreement provides that, effective on the Effective Date, Mr. Reuvers will continue to be employed by the Company as an Advisor to the Chief Executive Officer through March 31, 2025, which will be a non-executive role that includes providing transitional and operational assistance. In such role, Mr. Reuvers will be paid an annualized salary of $525,000, subject to applicable withholdings, and will not be eligible to earn or receive any form of cash incentive compensation for 2024 or any subsequent year or to receive any additional equity grants for 2024 or any subsequent year. The Transition Agreement also provides that if Mr. Reuvers becomes ineligible for continued medical, dental or vision coverage under the Company-sponsored plans, then the Company will pay the portion of the premium costs for such coverage under COBRA through the earlier of December 31, 2025 or the date he is no longer eligible to continue COBRA coverage.

Following the Effective Date, Mr. Reuvers will remain on the Board, assuming the Company’s stockholders re-elect him as a director at the 2024 Annual Meeting of Stockholders to be held on May 8, 2024. The Transition Agreement provides that Mr. Reuvers will not receive any compensation for his Board service through the 2025 Annual Meeting of Stockholders or any subsequent period that he remains employed by the Company.

The Transition Agreement also provides that the equity awards currently held by Mr. Reuvers will continue to be governed by the terms and conditions set forth in the applicable award agreements, including that his equity awards will remain outstanding and continue to vest through the end of his employment or other service with the Company.

The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.4 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 23, 2024, the Company issued a press release related to the transition discussed in Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Sheri L. Dodd and Tactile Systems Technology, Inc. dated April 23, 2024

10.2	Form of Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement

10.3	Tactile Systems Technology, Inc. Executive Employee Severance Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 5, 2018)

10.4	Transition Letter Agreement between Daniel L. Reuvers and Tactile Systems Technology, Inc. dated April 23, 2024

99.1	Press Release dated April 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: April 23, 2024	By:	/s/ Elaine M. Birkemeyer
Elaine M. Birkemeyer
Chief Financial Officer